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                                                                 EXHIBIT (e)(ii)


                             DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made as of this ___ day of ________, 2000 (the "Agreement") by and between Undiscovered Managers Funds, a Massachusetts business trust (the "Company") and PFPC Distributors, Inc. (the "Distributor"), a Massachusetts corporation.

         WHEREAS, the Company is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and is currently offering units of beneficial interest (such units of all series are hereinafter called the "Shares"), representing interests in investment portfolios of the Company identified on Schedule A hereto (the "Funds") which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Company's Registration Statement on Form N-1A (the "Registration Statement"); and

         WHEREAS, the Company desires to retain the Distributor as distributor for the Funds to provide for the sale and distribution of the Shares of the Funds identified on Schedule A and for such additional classes or series as the Company may issue, and the Distributor is prepared to provide such services commencing on the date the Company begins offering Shares to the public.

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby the parties hereto agree as follows:

1.  SERVICE AS DISTRIBUTOR

1.1 The Distributor will act on behalf of the Company for the distribution of the Shares covered by the Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"). The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

1.2 The Distributor agrees to use efforts deemed appropriate by the Distributor to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. To the extent that the Distributor receives shareholder services fees under any shareholder services plan adopted by the Company, the Distributor agrees to furnish, and/or enter into arrangements with others for the furnishing of, personal and/or account maintenance services with respect to the relevant shareholders of the Company as may be required pursuant to such plan. It is contemplated that the Distributor will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms to the extent permitted by SEC and NASD regulations or other governing law.

1.3 The Company understands that the Distributor is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively, the "Investment Entities"), including Investment Entities having investment objectives similar to those of the Company. The Company further understands that investors and potential investors in the Company may invest in shares of such other Investment


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         Entities. The Company agrees that the Distributor's duties to such
         Investment Entities shall not be deemed in conflict with its duties to the Company under this Section 1.3.

1.4 The Distributor shall not utilize any materials in connection with the sale or offering of Shares except the Company's prospectus and statement of additional information and such other materials as the Company shall provide or approve.

1.5 All activities by the Distributor and its employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or the National Association of Securities Dealers.

1.6 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Company on the same business day that such orders are received by the Distributor.

1.7 Whenever in its judgment such action is warranted by unusual market, economic or political conditions or abnormal circumstances of any kind, the Company may decline to accept any orders for, or make any sales of, the Shares until such time as the Company deems it advisable to accept such orders and to make such sales, and the Company advises the Distributor promptly of such determination.

1.8 The Company agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders.

1.9 The Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate. The Company shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to the information contained in the previous notification.

1.10 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Company and the Shares as the Distributor may reasonably request; and the Company warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Company shall also furnish the Distributor upon request with: (a) audited annual statements and unaudited semi-annual statements of a Fund's books and accounts prepared by the Company, (b) quarterly earnings statements prepared by the Company, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the financial condition of the Company as the Distributor may reasonably request.




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1.11     The Company represents to the Distributor that all Registration
         Statements and prospectuses filed by the Company with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean any Registration Statement and any prospectus and any statement of additional information relating to the Company filed with the SEC and any amendments or supplements thereto at any time filed with the SEC. Except as to information included in the Registration Statement in reliance upon information provided to the Company by the Distributor or any affiliate of the Distributor expressly for use in the Registration Statement, the Company represents and warrants to the Distributor that all statements of fact contained in any Registration Statement will be true and correct when such Registration Statement becomes effective; and that no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Distributor may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. The Company shall promptly notify the Distributor of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Company shall not file any amendment to any Registration Statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any Registration Statements and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

1.12 The Company authorizes the Distributor to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of the Shares. The Company agrees to indemnify and hold harmless the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless (a) from and against any and all claims, costs, expenses (including reasonable attorneys' fees) losses, damages, charges, payments and liabilities of any sort or kind which the Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon: (i) any untrue statement, or alleged untrue statement, of a material fact contained in the Company's Registration Statement, prospectus, statement of additional information, or sales literature (including amendments and supplements thereto), or (ii) any omission, or alleged omission, to state a material fact required to be stated in the Company's Registration Statement, prospectus, statement of additional information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not



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         misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Company by the Distributor or its affiliated persons for use in the Company's Registration Statement, prospectus, or statement of additional information or sales literature (including amendments or supplements thereto), such indemnification is not applicable; and (b) from and against any and all such claims, demands, liabilities and expenses (including such costs and counsel fees) which you, your officers and directors, or such controlling person, may incur in connection with this Agreement or the Distributor's performance hereunder (but excluding such claims, demands, liabilities and expenses (including such costs and counsel fees) arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading), unless such claims, demands, liabilities and expenses (including such costs and counsel fees) arise by reason of the Distributor's willful misfeasance, bad faith or negligence in the performance of the Distributor's duties hereunder. The Company acknowledges and agrees that in the event that the Distributor, at the request of the Company, is required to give indemnification comparable to that set forth in clause (a) of this Section 1.12 to any broker-dealer selling Shares of the Company and such broker-dealer shall make a claim for indemnification against the Distributor, the Distributor shall make a similar claim for indemnification against the Company.

1.13 The Distributor agrees to indemnify and hold harmless the Company, its several officers and Trustees and each person, if any, who controls a Fund within the meaning of Section 15 of the 1933 Act against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Company, its officers, Trustees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Trustees, or any controlling person resulting from such claims or demands arose out of the acquisition of any Shares by any person which may be based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Company's Registration Statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Company by the Distributor or its affiliated persons (as defined in the 1940 Act).

1.14 In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep



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         the Indemnifying Party advised with respect to all developments concerning such situation; provided, however, that the failure to provide such notice shall not materially adversely affect the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, and thereupon the Indemnifying Party shall take over complete defense of the Indemnification Claim and the Indemnified Party shall sustain no further legal or other expenses in respect of such Indemnification Claim. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Section 1.14 and Section 3.1 shall survive the termination of this Agreement.

         In the event that the Company is the Indemnifying Party and the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by the Company, or in case there is a conflict of interest between the Company or the Distributor, the Company will reimburse the Distributor, its officers, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Company's indemnification agreement contained in this Section
         1.14 and Section 3.1 and the Company's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers, directors and employees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers, directors and employees, and their respective estates and to the benefit of the controlling persons and their successors. The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the issue and sale of any Shares.

1.15 No Shares shall be offered by either the Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this
         Section 1.15 shall in any way restrict or have any application to or bearing upon the Company's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Company's Registration Statement, Declaration of Trust, or bylaws.

1.16 The Company agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:



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         (a) of any request by the SEC for amendments to the Registration
         Statement, prospectus or statement of additional information then in effect or for additional information;

         (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or statement of additional information then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

         (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, prospectus or statement of additional information then in effect or that requires the making of a change in such Registration Statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

         (d) of all actions of the SEC with respect to any amendments to any Registration Statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

         For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

1.17 (a) With respect to Class C Shares, the Distributor shall impose a sales charge in connection with the sale of Class C Shares, not to exceed a specified percentage of the original purchase price of the Shares, as from time to time set forth in the then current Prospectuses. The Distributor shall pay to broker-dealers or other persons through whom such Class C Shares are sold the sales charge as a commission or other payment to the extent consistent with the then current Prospectuses and applicable rules and regulations.

         (b) The Distributor may assign or sell to a third party (a "Class C Financing Entity") all or part of the contingent deferred sales charge on Class C Shares that the Distributor is entitled to receive under this Agreement. The Distributor's right to this payment on Class C Shares sold by the Distributor before termination of this Agreement, if assigned, pledged or sold to a Class C Financing Entity, shall continue after termination of this Agreement.

         (c)(i) The Distributor shall be entitled to receive all distribution, account maintenance and service fees at the rate and under the terms and conditions set forth in the Services and Distribution Plan adopted by each Series' Class C Shares (the "Plan") on the Class C Shares which were sold during the period of this Agreement, so long as the Plan is in effect. The Distributor may assign or sell to a Class C Financing Entity all or part of the distribution and service fees the Distributor is entitled to receive from the Company under the Plan. The Distributor's right to payment on such Shares, if assigned, pledged or sold to a Class C Financing Entity, shall continue after termination of this Agreement.

         (c)(ii) The Distributor shall not be required to offer or sell Class C Shares unless and until it has received a binding commitment from a Class C Financing Entity (a



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         "Commitment") reasonably satisfactory to the Distributor. If at any time during the term of this Agreement the then current Class C financing is terminated, the Distributor has the right to immediately suspend Class C Share sales until substitute financing becomes effective.

         (c)(iii) Commissions or payments due to broker-dealers or other persons for the sale of Class C Shares shall not be due and payable by, and the payment shall not become an obligation of, the Distributor until the Distributor receives financing relating to the sale of such Shares from the Class C Financing Entity. If the Distributor does not receive such financing, the Distributor shall not be liable for the payment of any such commission or other payment to any party. This Section (c)(iii) shall not apply to the payment to broker-dealers of any front-end sales charge payable to the broker-dealer as a commission or payment pursuant to Section 1.17(a) and the Prospectus as from time to time in effect.

         (d) The Distributor and the Company hereby agree that the terms and conditions set forth herein regarding the offer and sale of Class C Shares may be amended upon approval of both parties in order to comply with the terms and conditions of any agreement with the Class C Financing Entity to finance the costs for the offer and sale of Class C Shares so long as such terms and conditions are in compliance with the Plan.

1.18 The Distributor shall provide the Company's Board of Trustees, at least quarterly, a written report of the disposition of monies expended during such period and the purposes for which such expenditures were made.

2.       TERM

2.1 This Agreement shall become effective upon the acquisition by PFPC Inc. (or one of its affiliates) of all of the outstanding voting securities of Provident Distributors, Inc. (or a similarly structured transaction) which is expected to occur on or about December 31, 2000, and, unless sooner terminated as provided herein, shall continue for an initial one-year term and thereafter shall be renewed for successive one-year terms, with respect to each Fund, subject to the termination provisions and all other terms and conditions thereof, provided such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Company and by a vote of the Trustees of the Company who are not interested persons of the Company and have no direct or indirect financial interest in the operation of any distribution plan of the Company adopted pursuant to Rule 12b-1 under the 1940 Act, this Agreement or any other agreement related to any such plan (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees or by a vote of a majority of the outstanding voting securities of such Fund on not less than thirty days' nor more than sixty days' written notice to the Distributor, or by the Distributor on not less than sixty days' written notice to the Company. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).




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2.2      In the event a termination notice is given by the Company, all expenses associated with movement of records and materials and conversion thereof will be borne by the Company.

3.       LIMITATION OF LIABILITY

3.1 The Distributor shall not be liable to the Company for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Company will indemnify the Distributor against and hold it harmless from any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Distributor for which the Distributor may be held to be liable in connection with this Agreement or the Distributor's performance hereunder (a "Section 3.1 Claim"), unless such Section 3.1 Claim resulted from a negligent act or omission to act or bad faith by the Distributor in the performance of its duties hereunder. The provisions of Section 1.12 shall apply to any indemnification provided by the Company pursuant to this Section 3.1. The obligations of the parties hereto under this Section 3.1 shall survive termination of this Agreement.

3.2 Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

3.3 Each party shall have the duty to mitigate damages for which the other party may become responsible.

3.4 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE DISTRIBUTOR, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OF OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

4.       EXCLUSION OF WARRANTIES

         THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE DISTRIBUTOR DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE COMPANY, A FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY,



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         MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE
         (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. THE DISTRIBUTOR DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

5.       MODIFICATIONS AND WAIVERS

         No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against the Distributor unless said writing is executed by a Senior Vice President, Executive Vice President or President of the Distributor. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

6.       NO PRESUMPTION AGAINST DRAFTER

         The Distributor and the Company have jointly participated in the negotiation and drafting of this Agreement. The Agreement shall be construed as if drafted jointly by the Company and the Distributor, and no presumptions arise favoring any party by virtue of the authorship of any provision of this Agreement.

7.       PUBLICITY

         Neither the Distributor nor the Company shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

8.       SEVERABILITY

         The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.




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9.       FORCE MAJEURE

         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

10.      MISCELLANEOUS

10.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Company or the Distributor shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                                            To the Company:

                                            Undiscovered Managers Funds
                                            700 North Pearl Street
                                            Plaza of the Americas
                                            Dallas, TX  75201
                                            Attention: Mark P. Hurley


                                            To the Distributor:

                                            PFPC Distributors, Inc.
                                            400 Bellevue Avenue
                                            Wilmington, Delaware 19809
                                            Attention:  President

10.2 The laws of the State of Delaware, excluding the laws on conflicts of laws, and the applicable provisions of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement. To the extent the provisions of Delaware law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Wilmington, Delaware, and the Distributor and the Company hereby submit themselves to the exclusive jurisdiction of those courts.




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10.3     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

10.4 The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

10.5 This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and is not intended to confer upon any other person any rights or remedies hereunder.

11.      CONFIDENTIALITY

11.1 The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensers. The Company and the Distributor shall exercise reasonable care to safeguard the confidentiality of the Confidential Information of the other. The Company and the Distributor may each use the Confidential Information only to exercise its rights or perform its duties under this Agreement. Except as required by law, the Company and the Distributor shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Company and the Distributor may, however, disclose Confidential Information to its employees who have a need to know the Confidential Information to perform work for the other, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed by its employees in breach of this Agreement. The Company and the Distributor may also disclose the Confidential Information to independent contractors, auditors and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section 11. Notwithstanding the previous sentence, in no event shall either the Company or the Distributor disclose the Confidential Information to any competitor of the other without specific, prior written consent.

11.2     Proprietary Information means:

         (a) any data or information that is completely sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Company or the Distributor, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

         (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Company or the Distributor a competitive advantage over its competitors: and

         (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

11.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

11.4 The Company acknowledges that breach of the restrictions on use, dissemination or disclosure of any Confidential Information would result in immediate and irreparable harm, and money damages would be inadequate to compensate the Distributor for that harm. The Distributor shall be entitled to equitable relief, in addition to all other available remedies, to redress any such breach.

11.5 The obligations of confidentiality and restriction on use herein shall not apply to any Confidential Information that a party proves:

         (a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

         (b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party; or

         (c) Was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or

         (d) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

         (e) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

12.      DIRECTOR/TRUSTEE LIABILITY

         The Company and the Distributor agree that the obligations of the Company under the Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Company individually, but are binding only upon the assets and property of the Company, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Company, and signed by an authorized officer of the Company, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Company individually or to impose any liability on any of them or any shareholder of the Company personally, but shall bind only the assets and property of the Company as provided in the Declaration of Trust.

13.      ENTIRE AGREEMENT

         This Agreement, including all Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                              UNDISCOVERED MANAGERS FUNDS



                                              By:
                                                 ------------------------------

                                              Name:
                                                   ----------------------------

                                              Title:
                                                    ---------------------------


                                              PFPC DISTRIBUTORS, INC.



                                              By:
                                                 ------------------------------

                                              Name:
                                                   ----------------------------

                                              Title:
                                                    ---------------------------

                                   SCHEDULE A
                          to the Distribution Agreement
                     between Undiscovered Managers Funds and
                             PFPC Distributors, Inc.


                                  Name of Funds


                  Undiscovered Managers Behavioral Growth Fund
                   Undiscovered Managers Behavioral Value Fund
                 Undiscovered Managers Behavioral Long/Short Fund
                         Undiscovered Managers REIT Fund
                  Undiscovered Managers Special Small Cap Fund
                   Undiscovered Managers Small Cap Value Fund
                     Undiscovered Managers Hidden Value Fund
                    Undiscovered Managers All Cap Value Fund
                     Undiscovered Managers Core Equity Fund
                            U M Small Cap Growth Fund
                      U M International Small Cap Equity Fund
                          U M International Equity Fund



                                      A-1